                                                                    Exhibit 5(a)

                                [L&W Letterhead]

                                  June 19, 1997



Algos Pharmaceutical Corporation
Collingwood Plaza
4900 Route 33
Neptune, New Jersey 07753

            Re: Registration Statement on Form S-8 with respect to 887,270 shares of Common Stock, par value $.01 per share
                 ------------------------------------------------------------


Ladies and Gentlemen:

                  In connection with the preparation and filing by Algos Pharmaceutical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 887,270 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to the Algos Pharmaceutical Corporation 1994 Stock Option Plan, the Algos Pharmaceutical Corporation 1996 Stock Option Plan, and the Algos Pharmaceutical Corporation 1996 Non-Employee Director Stock Option Plan (collectively, the "Plans"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquires, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agency within any state.

                  Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold upon exercise of the options for such Shares and payment of the exercise price therefor as contemplated by the Plans will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.


                                                 Very truly yours,


                                                 /s/ LATHAM & WATKINS